As  filed  with  the  Securities  and Exchange Commission on November 4, 1997
                                      Registration  Statement  No.  333-_____


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                            PENN OCTANE CORPORATION
                            -----------------------
            (Exact name of registrant as specified in its charter)

              DELAWARE                                     52-1790357
  -----------------------------------               -----------------------
  (State  or  Other  Jurisdiction  of                     (I.R.S.  Employer
  Incorporation  or  Organization)                  Identification  Number)

                       900 VETERANS BOULEVARD, SUITE 240
                       REDWOOD CITY, CALIFORNIA   94063
                       --------------------------------
                   (Address of Principal Executive Offices)

                            PENN OCTANE CORPORATION
                             1997 STOCK AWARD PLAN
                             ---------------------
                           (Full Title of the Plan)

                            PENN OCTANE CORPORATION
                       900 VETERANS BOULEVARD, SUITE 240
                        REDWOOD CITY, CALIFORNIA 94063
                         ATTENTION:  JEROME B. RICHTER
                         -----------------------------
                    (Name and Address of Agent for Service)

                                (415) 368-1501
                                --------------
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copy to:
                             John F. Watkins, Esq.
                               Coudert Brothers
                          1114 Avenue of the Americas
                           New York, New York 10036
                                (212) 626-4400

                        CALCULATION OF REGISTRATION FEE


=============================  ==========  ================  ==================  =================
                                               Proposed           Proposed
                                 Amount        Maximum            Maximum
Title of Securities              to be      Offering Price       Aggregate           Amount of
to be Registered               Registered    Per Unit(1)     Offering Price(1)   Registration Fee
Common Stock,  $.01 par value     150,000  $          5.844  $          876,600  $          265.64
=============================  ==========  ================  ==================  =================

(1)         Estimated  solely  for  the  purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of  the  high and low  prices  per share of Common Stock of the Registrant as reported on the NASDAQ SmallCap Market on September  28,  1997.

     II-2
                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM  3.          INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     Penn Octane Corporation (the "Company") hereby incorporates by reference in this Registration Statement the following:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 1996.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

     (c) The description of the Company's Common Stock, $.01 par value per share (the "Common Stock") contained in the Company's Registration Statement on Form 8-A (Registration Statement No. 0-24394), filed with the Securities Exchange Commission (the "Commission") pursuant to the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated by reference herein, or contained in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document subsequently filed which is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.          DESCRIPTION  OF  SECURITIES

     Not  applicable.

ITEM  5.          INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

     Not  applicable.

ITEM  6.          INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes, inter alia, a corporation generally to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, in a similar position with another corporation or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person conduct was unlawful. With respect to actions or suits by or in the right of the corporation, however, an indemnitee who acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation is generally limited to attorneys' fees and other expenses, and no indemnification shall be made if such person is adjudged liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that indemnification is appropriate. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority vote of directors who were not parties to such action, suit or proceeding or
(iii) independent counsel that indemnification of the indemnitee is proper because he has met the applicable standard of conduct. Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     The Company's Amended and Restated By-Laws provide that the Company will indemnify, to the full extent permitted by law, any person or such person's heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives and assigns who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, domestic or foreign, against expenses, attorneys' fees, court costs, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     The Company's Restated Certificate of Incorporation, as amended, also provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director other than for: (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the General Corporation Law of Delaware, or (iv) any transaction from which such director derived an improper personal benefit.

ITEM  7.          EXEMPTION  FROM  REGISTRATION  CLAIMED

     Not  applicable.

ITEM  8.          EXHIBITS

4.1   Restated Certificate of Incorporation of Penn Octane Corporation, as amended (incorporated by reference to Exhibit 3.2 of the Company's Form 10-QSB Quarterly Report for the quarter ended April 30,
      1997).
4.2   Amended and Restated By-Laws of Penn Octane Corporation (incorporated by reference to Exhibit 3.1 of the Company's Form 10-QSB Quarterly Report for the quarter ended April 30, 1997).
5     Opinion of Coudert Brothers.
23.1  Consent of Burton McCumber & Prichard, L.L.P.
23.2  The consent of Coudert Brothers is incorporated by reference to Exhibit 5 of this Registration
      Statement.


ITEM  9.          UNDERTAKINGS

     (a)          The  undersigned  Registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) to include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement;

provided, however, that clauses (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California,
on  this                  day  of  September,  1997.

     PENN  OCTANE  CORPORATION


             By: /s/ Jerome B. Richter
                ------------------------------------------------------
                Jerome B. Richter
                Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                 TITLE                                   DATE
------------------------  ------------------------------  --------------------
/s/ Jerome B. Richter     Jerome B. Richter               October  29 , 1997
                          Chairman, President and Chief
                            Executive Officer

/s/ Ian T. Bothwell       Ian T. Bothwell                 October  29 , 1997
                          Vice President, Treasurer,
                            Assistant Secretary,
                            Chief Financial Officer and
                            Principal Accounting Officer

/s/ Jorge R. Bracamontes  Jorge R. Bracamontes            October  29 , 1997
                          Executive Vice President and
                            Secretary

/s/ John P. Holmes        John P. Holmes                  October  29 , 1997
                          Director

/s/ Kenneth G. Oberman    Kenneth G. Oberman              October  29 , 1997
                          Director

/s/ Stewart J. Paperin    Stewart J. Paperin
                          Director                        October  29 , 1997

/s/ John H. Robinson      John H. Robinson                October  29 , 1997
                          Director


                                              EXHIBIT INDEX


Exhibit                                                                                             Page
  No.                       Description                                                             No.
-------  -----------------------------------------------------------------------------------------  ----
4.1      Restated Certificate of Incorporation of Penn Octane Corporation, as amended
         (incorporated by reference to Exhibit 3.2 of the Company's Form 10-QSB Quarterly Report
         for the quarter ended April 30, 1997).
4.2      Amended and Restated By-Laws of Penn Octane Corporation (incorporated by reference to
         Exhibit 3.1 of the Company's Form 10-QSB Quarterly Report for the quarter ended April 30,
         1997).
5        Opinion of Coudert Brothers.                                                               II-6
23.1     Consent of Burton McCumber & Prichard, L.L.P.                                              II-7
23.2     The consent of Coudert Brothers is incorporated by reference to Exhibit 5 of this
         Registration Statement.